Exhibit 10.2

QC HOLDINGS, INC.

2004 EQUITY INCENTIVE PLAN

TABLE OF CONTENTS

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ARTICLE I

PURPOSE

Section 1.1 Purpose. The QC Holdings, Inc. 2004 Equity Incentive Plan (the “Plan”) is intended as an incentive and to encourage stock ownership by certain employees and other persons associated with QC Holdings, Inc., a Kansas corporation (the “Corporation”), so that they may acquire or increase their proprietary interest in the success of the Corporation, and to encourage them to remain in the employ of, or continue their relationship with, the Corporation. In addition, the Plan is intended to enable the Corporation to retain and attract personnel of the highest caliber, who by their position, ability and diligence are able to make important contributions to the Corporation’s success.

A further purpose of the Plan is to provide such persons with additional incentive and reward opportunities designed to enhance the profitable growth of the Corporation. So that the appropriate incentive can be provided, the Plan provides for granting “Options”, “Stock Appreciation Rights”, “Restricted Stock Awards”, “Cash Bonus Awards”, “Performance Share Awards”, and “Other Incentive Awards” (all preceding terms defined below) to employees of and certain other persons associated with the Corporation and its Subsidiaries on the terms and subject to the conditions set forth in the Plan.

Section 1.2 Establishment. The Plan is effective as of June 15, 2004 (the “Effective Date”), and subject to the provisions of Section 14.1, “Awards” (term defined below) may be made as provided herein for a period of 10 years after such date.

The Plan shall be approved by the holders of a majority of the outstanding shares of “Common Stock” (term defined below), which approval must occur within the period ending 12 months after the date the Plan is adopted by the “Board” (term defined below). Pending such approval by the stockholders, Awards under the Plan may be granted to persons who are, or within the preceding six months have been, “Insider Participants” (term defined below), but no such Awards may be exercised or transferred prior to receipt of stockholder approval. If stockholder approval is not obtained within such 12-month period, all such Awards shall be void.

The Plan shall continue in effect until all matters relating to the payment of Awards and administration of the Plan have been settled.

ARTICLE II

DEFINITIONS

“Award” means, individually, collectively or in tandem, any Option, Stock Appreciation Right, Restricted Stock Award, Performance Share Award, Cash Bonus, or Other Incentive Award granted under the Plan to an Eligible Person by the Committee pursuant to such terms, conditions, restrictions, and limitations, if any, as the Committee may establish by the Award Notice or otherwise.

“Award Notice” means any written instrument that establishes the terms, conditions, restrictions, and limitations applicable to an Award in addition to those established by the Plan and by the Committee’s exercise of its administrative powers.

“Board” means the Board of Directors of the Corporation.

“Cash Bonus” means an Award granted under Article X of the Plan.

“Change of Control Event” means each of the following:

(a) A change in stockholder ownership of the Corporation, whereby a person or company, or a group of affiliated persons or companies, acquires from a person or company, other than the Corporation, a sufficiently large block of Common Stock, which, when voted together with the shares of Common Stock of all other stockholders of the Corporation whose proxies or written consents are solicited by such person, company or group without the benefit of a management-supported proxy statement at any meeting of the stockholders of the Corporation, would enable such person or company or group of affiliated persons or companies to elect a majority of the members of the Board; provided, however, that such a change in stockholder ownership of the Corporation shall not be deemed to be a Change of Control Event if, prior to such change in stockholder ownership, such person or company or group of affiliated persons or companies owned a sufficiently large block of Common Stock that when voted together with the shares of Common Stock of all other stockholders of the Corporation whose proxies or written consents are solicited by such person, company or group without the benefit of a management-supported proxy statement at any meeting of the stockholders of the Corporation, would enable such person or company or group of affiliated persons or companies to elect a majority of the members of the Board;

(b) A merger or consolidation of the Corporation with and into another company, other than with or into a wholly-owned Subsidiary of the Corporation, where the Corporation is not the surviving company; or the Corporation is the surviving company and the members of the Board immediately prior to the merger or consolidation do not constitute a majority of the board of directors of the surviving company after the merger or consolidation;

(c) The sale of all or substantially all of the assets of the Corporation; or

(d) Any other kind of a corporate reorganization or takeover where the Corporation is not the surviving company; or the Corporation is the surviving company and the members of the Board immediately prior to the reorganization do not constitute a majority of the board of directors of the surviving company.

Notwithstanding the above, any increase in shares of Common Stock of the Corporation owned by the Corporation, or any wholly-owned subsidiary thereof, shall not constitute a Change of Control Event. With respect to the events described in subparagraphs (b), (c) and (d) above, the Change of Control Event shall be deemed to occur on the later of the transaction described in such subparagraph or a stockholder vote approving such a transaction.

“Code” means the Internal Revenue Code of 1986. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any regulations under such section.

“Committee” means the Compensation Committee of the Board, or such other committee designated by the Board, authorized to administer the Plan under Article III hereof. The Committee shall consist of not less than two members, each of whom is, a “Non-Employee Director” within the meaning of Rule 16b-3 promulgated under Section 16 of the Exchange Act (defined below) and an “outside director” within the meaning of Code Section 162(m) and the regulations promulgated thereunder.

“Common Stock” means the common stock, par value $.01 per share, of the Corporation, and after substitution such other stock as shall be substituted therefor as provided in Article XIII.

“Date of Grant” means the date on which the granting of an Award is authorized by the Committee or such later date as may be specified by the Committee in such authorization.

“Director Award” means any Award granted to a Non-Employee Director pursuant to Article XII.

“Director Options” means non-qualified Options awarded under Section 6.3.

“Eligible Person” means any employee of the Corporation, any employee of any Subsidiary or affiliate of the Corporation, any consultant or independent contractor to the Corporation or any Subsidiary or affiliate of the Corporation, or any Non-Employee Director.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means (a) during any such time as the Common Stock is not listed upon an established stock exchange or the Nasdaq National or SmallCap Markets, the fair market value dollar amount per share determined by the Board, in good faith; or (b) during such time as the Common Stock is listed upon an established stock exchange or exchanges or the Nasdaq National or SmallCap Markets, the reported closing price, or in the case of a listing on the Nasdaq SmallCap Market the reported last price, of the Common Stock on such stock exchange or exchanges or markets on the day for which such value is to be determined, or if no sale of the Common Stock shall have been made on any stock exchange or the Nasdaq National or SmallCap Markets that day, on the next preceding day on which there was a sale of such Common Stock.

“Incentive Stock Option” means an Option within the meaning of Section 422 of the Code.

“Insider Participant” means a Participant who is, or within the preceding six months was, subject to the provisions of Section 16 of the Exchange Act.

“Non-Employee Director” has the meaning designated under Rule 16b-3(b)(3)(i) of the Exchange Act.

“Other Incentive Award” means an Award granted under Article XI of the Plan.

“Option” means an Award granted under Article VI of the Plan and includes both non-qualified options and Incentive Stock Options.

“Participant” means an Eligible Person of the Corporation or a Subsidiary to whom an Award has been granted by the Committee under the Plan.

“Performance Share Award” means an Award granted under Article VIII of the Plan.

“Plan” means the QC Holdings, Inc. 2004 Equity Incentive Plan.

“Restricted Stock Award” means an Award granted under Article IX of the Plan.

“Stock Appreciation Right” or “SAR” means an Award granted under Article VII of the Plan.

“Subsidiary” means any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

ARTICLE III

ADMINISTRATION

Section 3.1 Administration by Committee. The Committee shall administer the Plan. Unless otherwise provided in the bylaws of the Corporation, the Committee Charter or the resolutions adopted from time to time by the Board establishing the Committee, the Board may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, howsoever caused, shall be filled by the Board. The Committee shall select one of its members as Chairman, and shall hold meetings at such times and places as it may determine. A majority of the Committee shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present or acts reduced to or approved in writing by a majority of the members of the Committee shall be the valid acts of the Committee.

Subject to the provisions of the Plan, the Committee shall have exclusive power to:

(a) Select the Eligible Persons to participate in the Plan.

(b) Determine the time or times when Awards will be made.

(c) Determine the form of an Award, whether a Stock Option, a SAR, a Restricted Stock Award, a Performance Share Award, a Cash Bonus, or Other Incentive Award established by the Committee in accordance with Article XI below, the number of shares of Common Stock subject to the Award or with reference to which the Award is determined, all the terms, conditions (including performance requirements), restrictions and limitations, if any, of an Award, including the exercise price, if applicable, the time and conditions of exercise or vesting, and the terms of any Award Notice, which may include the waiver or, with the consent of the Award recipient, amendment of prior terms and conditions or acceleration or early vesting or payment of an Award under certain circumstances determined by the Committee.

(d) Determine whether Awards will be granted singly, in combination or in tandem.

(e) Grant waivers of Plan terms, conditions, restrictions, and limitations.

(f) Accelerate the vesting, exercise, or payment of an Award or the performance period of an Award when such action or actions would be in the best interest of the Corporation.

(g) Correct any defect or supply appropriate text for any omission or reconcile any inconsistency in the Plan and to construe and interpret the Plan and any Award, rules and regulations, Award Notice, or other instrument hereunder.

(h) Take any and all other action it deems necessary or advisable for the proper operation or administration of the Plan.

The Committee shall also have the authority to grant Awards in replacement of Awards previously granted under the Plan or any other executive compensation plan of the Corporation or a Subsidiary.

Section 3.2 Committee to Make Rules and Interpret Plan. The Committee shall have the authority, subject to the provisions of the Plan, to establish, adopt, or revise such rules and regulations and to make all such determinations relating to the Plan as it may deem necessary or advisable for the administration of the Plan. The Committee’s interpretation of the Plan or any Awards granted pursuant thereto and all decisions and determinations by the Committee with respect to the Plan shall be final, binding, and conclusive on all parties unless otherwise determined by the Board.

Section 3.3 Committee Members Ineligible. No Committee member shall be eligible to participate in the Plan except to the extent set forth in Section 6.3 and Article XII.

ARTICLE IV

GRANT OF AWARDS; SHARES

SUBJECT TO THE PLAN

Section 4.1 Committee to Grant Awards. The Committee may, from time to time, grant Awards to one or more Eligible Persons, provided, however, that:

(a) Subject to Article XIII, an aggregate of three million (3,000,000) shares of Common Stock are hereby reserved for use in connection with Awards under the Plan.

(b) During any calendar year, no individual may be granted Options or other Awards under the Plan that, in the aggregate, may be settled by delivery of more than 200,000 shares of Common Stock, subject to adjustment as provided in Article XIII. In addition, with respect to Awards the value of which is based on the Fair Market Value of Common Stock and that may be settled in cash (in whole or in part), no individual may be paid during any calendar year cash amounts relating to such Awards that exceed the greater of the Fair Market Value of the number of shares of Common Stock set forth in the preceding sentence either at the date of grant or at the date of settlement. This provision sets forth two separate limitations, so that Options or other Awards that may be settled solely by delivery of Common Stock will not operate to reduce the amount or value of cash-only Awards, and vice versa; nevertheless, Awards that may be settled in Common Stock or cash must not exceed either limitation.

(c) Any Awards that terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of shares of Common Stock, are settled in cash in lieu of Common Stock, or are exchanged in the Committee’s discretion for Awards not involving Common Stock, shall be available again for grant under the Plan, so long as the holder of any such Award received no benefits of Common Stock ownership (including but not limited to dividends) from the shares of Common Stock related to such Award and provided that such Awards shall still count towards the holder’s maximum number of shares that may be subject to Awards during the term of the Plan as provided in paragraph (b) above. The Committee may from time to time adopt and observe such procedures concerning the counting of shares of Common Stock against the Plan maximum as it may deem appropriate.

(d) Common Stock delivered by the Corporation in payment of any Award under the Plan may be authorized and unissued Common Stock or Common Stock held in the treasury of the Corporation or may be purchased on the open market or by private purchase.

(e) The Committee shall, in its sole discretion, determine the manner in which fractional shares arising under the Plan shall be treated.

Section 4.2 Six-Month Holding Period. With respect to Awards granted hereunder to any Insider Participant on or following the date six months prior to the date on which the Corporation shall be lawfully required to register the Common Stock pursuant to Section 12 or 15(d) of the Exchange Act, each such Award which is an “equity security” (as that term is defined in the Exchange Act) must be held and not transferred by such Insider Participant for a period of six months from the Date of Grant. Nothing in this Section 4.2 shall be deemed to prohibit the exercise of Options within the six month period following the Date of Grant, but the shares of Common Stock received by an Insider Participant pursuant to the exercise of an Option must be held and not transferred for a period of six months from the Date of Grant of the Option so exercised.

ARTICLE V

ELIGIBILITY

Eligible Persons shall be eligible to receive Awards under the Plan, as the Committee shall select from time to time. Non-Employee Directors may also participate in the Plan, but only to the extent set forth in Section 6.3 and Article XII hereof.

Subject to the provisions of the Plan, the Committee shall, from time to time, select from the Eligible Persons those to whom Awards shall be granted and shall determine the type or types of Awards to be made and shall establish in the related Award Notices the terms, conditions, restrictions and limitations, if any, applicable to the Awards in addition to those set forth in the Plan and the administrative rules and regulations issued by the Committee.

ARTICLE VI

STOCK OPTIONS

Section 6.1 Grant of Options. The Committee may, from time to time, subject to the provisions of the Plan and such other terms and conditions as it may determine, grant Options to Eligible Persons (including “reload” options automatically granted upon the occurrence of specified exercises of options). These Options may be Incentive Stock Options or non-qualified Options, or a combination of each; provided, however, that Incentive Stock Options may only be granted to employees of the Corporation or its Subsidiaries. Each grant of an Option shall be evidenced by an Award Notice executed by the Corporation and the Participant, and shall contain such terms and conditions and be in such form as the Committee may from time to time approve, subject to the requirements of Section 6.2.

Section 6.2 Conditions of Options. Each Option so granted shall be subject to the following conditions:

(a) Exercise Price. As limited by Section 6.2(e) below, each Option shall state the exercise price, which shall be set by the Committee in its discretion at the Date of Grant. The exercise price shall not be subject to change or “re-pricing,” subject to Section 13.1 below, after the Date of Grant and shall not be less than 100% of the Fair Market Value of the Common Stock on the Date of Grant.

(b) Form of Payment. The exercise price of an Option may be paid (i) in cash or by check, bank draft or money order payable to the order of the Corporation; (ii) in shares of Common Stock that have either (I) been owned by the Participant for more than six months and have been paid for within the meaning of SEC Rule 144 or (II) were obtained by the Participant in the public market; (iii) a combination of the foregoing; or (iv) such other consideration as the Committee may deem appropriate. In addition, the Committee may allow a Participant to utilize a broker-dealer arrangement if (A) the broker-dealer is a member of the National Association of Securities Dealers, (B) the broker-dealer has received from the Participant or the Corporation a fully- and duly-endorsed agreement evidencing such Option and instructions signed by the Participant requesting the Corporation to deliver the shares of Common Stock subject to such Option to the broker-dealer on behalf of the Participant and specifying the account into which such shares should be deposited, (C) adequate provision has been made with respect to the payment of any withholding taxes due upon such exercise, and (D) the broker-dealer and the Participant have otherwise complied with Section 220.3(e)(4) of Regulation T, 12 CFR, Part 220 and any successor rules and regulations applicable to such exercise (“Cashless Exercise”); provided, however, that an Insider Participant may not elect to utilize this arrangement within six months of the date the Option is granted (unless death or disability occurs prior to the expiration of such six month period). The Committee shall establish appropriate methods for accepting Common Stock, whether restricted or unrestricted, and may impose such conditions as it deems appropriate on the use of such Common Stock in payment of the exercise price. Common Stock used to exercise an Option shall be valued at its then Fair Market Value.

(c) Exercise of Options. Options granted under the Plan shall be exercisable, in whole or in such installments and at such times, and shall expire at such time, as shall be provided by the Committee in the Award Notice. Exercise of an Option shall be by written notice stating the election to exercise in the form and manner determined by the Committee and the date upon which such notice is received by the Corporation shall be the exercise date for the Options. Every share of Common Stock acquired through the exercise of an Option shall be deemed to be fully paid at the time of exercise and payment of the exercise price.

(d) Other Terms and Conditions. Among other conditions that may be imposed by the Committee, if deemed appropriate, are those relating to (i) the period or periods and the conditions of exercisability of any Option; (ii) the minimum periods during which Participants must be employed by the Corporation or its Subsidiaries, or must hold Options before they may be exercised; (iii) the minimum periods during which shares acquired upon exercise must be held before sale or transfer shall be permitted; (iv) conditions under which such Options or shares may be subject to forfeiture; (v) restrictions on transferability; and (vi) the frequency of exercise or the minimum or maximum number of shares that may be acquired at any one time.

(e) Special Restrictions Relating to Incentive Stock Options. Options issued in the form of Incentive Stock Options shall, in addition to being subject to all applicable terms, conditions, restrictions and limitations established by the Committee, comply with the requirements of Section 422 of the Code (or any successor section thereto), including, without limitation, the requirement that the exercise price of an Incentive Stock Option not be less than 100% of the Fair Market Value of the Common Stock on the Date of Grant (or 110% in the case of any person who directly or by attribution owns more than ten percent of the total combined voting power of all classes of stock of the Corporation or any Subsidiary), the requirement that each Incentive Stock Option, unless sooner exercised, terminated or canceled, expire no later than 10 years (or five years in the case of any person who directly or by attribution owns more than ten percent of the combined voting power of all classes of stock of the Corporation or any Subsidiary) from its Date of Grant, and the requirement that the aggregate Fair Market Value (determined on the Date of Grant) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under the Plan or any other plan of the Corporation or any Subsidiary) not exceed $100,000.

(f) Application of Funds. The proceeds received by the Corporation from the sale of Stock pursuant to Options will be used for general corporate purposes.

Section 6.3 Options to Non-Employee Directors. Notwithstanding any other provision herein, no Options shall be granted hereunder to Non-Employee Directors other than the Director Options granted pursuant to this Section 6.3. Director Options may be awarded at the discretion and with the approval of the Committee. Such Director Options shall be granted at such time, in such number and with such restrictions as determined by the Committee. Each Director Option shall be evidenced by an Award Notice executed by the Corporation and the Non-Employee Director, and shall include the following terms and provisions:

(a) The Option exercise price per share shall be equal to the Fair Market Value of one share of Common Stock on the date the Director Option is granted. The period within which each Option may be exercised shall expire ten years from the date the option is granted (the “Option Period”), unless ended sooner due to termination of service or death of the optionee, or if fully exercised prior to the end of such ten year period.

(b) If the directorship of an optionee is terminated within the Option Period for any reason other than (i) death of the optionee or (ii) on account of any act of fraud, intentional misrepresentation, embezzlement, misappropriation, or conversion of assets or opportunities of the Corporation or any of its Subsidiaries, the Director Option may be exercised by the optionee, to the extent the optionee was able to do so at the date of termination of the directorship.

(c) If an optionee dies during the Option Period, the Director Option may be exercised, to the extent the optionee was entitled to exercise such Option at the date of his or her death, within one year after such death (if otherwise within the Option Period), by the executor or the administrator of the estate of the optionee, or by the person or persons who shall have lawfully acquired the Director Option directly from the optionee.

(d) If the directorship of the optionee is terminated within the Option Period for any of the reasons enumerated in Section 6.3(b)(ii), the Director Option shall automatically terminate as of the date of termination of such directorship.

(e) The exercise price of a Director Option may be paid: (A) in cash or by check, bank draft or money order payable to the order of the Corporation concurrently with the exercise of the option; (B) in shares of Common Stock that have either (I) been owned by the Non-Employee Director for more than six months and have been paid for within the meaning of SEC Rule 144 or (II) were obtained by the Non-Employee Director in the public market; (C) a combination of the foregoing; or (D) such other consideration as the Committee may deem appropriate. In addition to the foregoing, subject to the discretion of the Committee, any Option granted under the Plan may be exercised by Cashless Exercise. The Committee shall establish appropriate methods for accepting Common Stock, and may impose such conditions as it deems appropriate on the use of such Common Stock in payment of the exercise price. Common Stock used to exercise an Option shall be valued at its then Fair Market Value.

ARTICLE VII

STOCK APPRECIATION RIGHTS

Section 7.1 Grant of SARs. Awards may be granted in the form of Stock Appreciation Rights (SARs). A SAR may be granted in tandem with all or a portion of a related Option under the Plan (“Tandem SARs”), or may be granted separately (“Freestanding SARs”). A Tandem SAR may be granted either at the time of the grant of the related Option or at any time thereafter during the term of the Option. The grant of a SAR shall be evidenced by an Award Notice executed by the Corporation and the Participant, and shall contain such terms and conditions and be in such form as the Committee may from time to time approve, subject to the requirements of this Article VII. In no event shall any SARs granted extend for a period in excess of 10 years from the Date of Grant.

Section 7.2 Terms and Conditions of Tandem SARs. A Tandem SAR shall be exercisable to the extent, and only to the extent, that the related Option is exercisable, and the “exercise price” of such a SAR shall be the exercise price under the related Option. However, at no time shall a Tandem SAR be issued if the exercise price of its related Option is less than one hundred percent (100%) of the Fair Market Value of the Stock on the Date of Grant of the Tandem SAR. If a related Option is exercised as to some or all of the shares covered by the Award, the related Tandem SAR, if any, shall be canceled automatically to the extent of the number of shares covered by the Option exercise. Upon exercise of a Tandem SAR as to some or all of the shares covered by the Award, the related Option shall be canceled automatically to the extent of the number of shares covered by such exercise, and such shares shall again be eligible for a grant in accordance with Article IV hereof, except to the extent any shares of Common Stock are issued to settle the SAR.

Section 7.3 Terms and Conditions of Freestanding SARs. Freestanding SARs shall be exercisable in whole or in such installments and at such times as may be determined by the Committee. Except as limited by Section 6.2(a), the exercise price of a Freestanding SAR shall be set by the Committee at the Date of Grant.

Section 7.4 Deemed Exercise. The Committee may provide that a SAR shall be deemed to be exercised at the close of business on the scheduled expiration date of such SAR, if at the time the SAR by its terms remains exercisable and, if exercised, would result in a payment to the holder of such SAR.

Section 7.5 Additional Terms and Conditions. The Committee may, by way of the Award Notice or otherwise, determine such other terms, conditions, restrictions and limitations, if any, of any SAR Award, provided they are not inconsistent with the Plan. Among other conditions that may be imposed by the Committee are those requirements imposed by Rule 16b-3 of the Exchange Act, including, without limitation, the requirement that SARs (whether Freestanding or Tandem) granted to a person who is, or within the preceding six months was, an Insider Participant shall not be exercisable until the six month anniversary of the Grant Date.

Section 7.6 Exercise of SARs. A holder shall exercise his or her SARs by giving written notice of such exercise in the form and manner determined by the Committee, and the date upon which such written notice is received by the Corporation shall be the exercise date for the SARs. A SAR shall entitle the holder to receive a payment equal to the excess of the Fair Market Value of the number of shares of Common Stock covered by the SAR on the date of exercise over the exercise price of the SAR, multiplied by the number of shares with respect to which the SARs relate; provided, however, that the Committee may unilaterally limit the appreciation in value of the Common Stock attributable to the SAR at any time prior to its exercise.

Payment of a SAR may be in cash, in shares of Common Stock or Restricted Stock, or any combination, as the Committee shall determine. To the extent paid in shares of Common Stock or Restricted Stock, the value of the Stock or Restricted Stock so paid shall be the Fair Market Value of a share of Common Stock upon exercise of the SAR.

ARTICLE VIII

PERFORMANCE SHARE AWARD

Section 8.1 Grant of Performance Share Awards. Grants of Performance Share Awards may be made by the Committee to any Eligible Person during the term of the Plan. Each Performance Share Award shall represent one share of Common Stock. Each Performance Share shall be evidenced by an Award Notice. There may be more than one award in existence at any one time for any Participant and performance periods for separate Performance Share Awards need not be identical.

The Performance Shares will be paid out in full or in part on the basis of the performance of the Corporation following the beginning of the Corporation’s fiscal year in which the Performance Share Award is made as hereinafter set forth. In determining the size of

Performance Share Awards, the Committee shall take into account a Participant’s responsibility level, performance, potential, and cash compensation level, as well as such other considerations as it deems appropriate. Performance Share Awards shall be deemed to have been made on January 1 of the year in which awards are made. If any Performance Share Award granted under the Plan shall be forfeited, canceled, or not paid out in full, such Performance Share Award may again be granted under the Plan in accordance with Article IV.

Section 8.2 Conditions of Performance Share Awards. A Performance Share Award shall be subject to the following terms and conditions:

(a) Performance Share Account. Performance Share Awards shall be credited to a Performance Share account to be maintained for each holder. Each Performance Share Award shall be deemed to be the equivalent of one share of Common Stock of the Corporation. A Performance Share Award under the Plan shall not entitle the holder to any interest in or to any dividend, voting, or other rights of a stockholder unless otherwise determined in accordance with Section 14.2. The value of the Performance Shares in a holder’s Performance Share account at the time of Award or the time of payment shall be the Fair Market Value at any such time of an equivalent number of shares of the Common Stock.

(b) Performance Period and Criteria. Performance Shares shall be contingent upon the attainment during a performance period of certain performance objectives. The length of the performance period for each Performance Share Award, the performance objectives to be achieved during the Performance Share Award period, and the measure of whether and to what degree such objectives have been attained shall be conclusively determined by the Committee in the exercise of its discretion. The Committee may revise performance objectives at such times as it deems appropriate during the Performance Share Award period in order to take into account or into consideration any unforeseen events or changes in circumstances; provided, however, that any such revision which is adverse to the holder of a Performance Share Award shall require the holder’s consent.

(c) Payment of Award. Following the end of the Performance Share Award period, the holder of a Performance Share Award shall be entitled to receive payment of an amount based on the achievement of the performance measures for such Performance Share Award period. In the event that (i) the Corporation is lawfully required to register the Common Stock pursuant to Section 12 or 15(d) of the Exchange Act; and (ii) a recipient of a Performance Share Award is, or within the preceding six months has been, an Insider Participant, no Performance Share Award held by such Insider Participant shall be payable within the first six months from the Date of Grant of such Performance Share Award. The payment to which a holder of a Performance Share Award shall be entitled at the end of a Performance Share Award period shall be a dollar amount equal to the Fair Market Value of the number of shares of Common Stock equal to the number of Performance Shares earned and payable to such holder; provided, however, that the Committee may unilaterally limit the appreciation in value of the Common Stock attributable to the Performance Share Award at any time prior to the end of the Performance Share Award period.

The Committee may authorize payment of a Performance Share Award in any combination of cash and shares of Common Stock or all in cash or all in Common Stock, as it deems appropriate. Such shares may include any restrictions on transfer and forfeiture provisions as the Committee, from time to time, deems appropriate.

(d) Additional Terms and Conditions. The Committee may, by way of the Award Notice or otherwise, determine such other terms, conditions, restrictions and limitations, if any, of any Performance Share Award, provided they are not inconsistent with the Plan.

ARTICLE IX

RESTRICTED STOCK AWARDS

Section 9.1 Grant of Restricted Stock Awards. The Committee may grant a Restricted Stock Award to any Eligible Person. Restricted Stock Awards shall be awarded in such number and at such times during the term of the Plan as the Committee shall determine. Each Restricted Stock Award may be evidenced in such manner as the Committee deems appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates, and by an Award Notice setting forth the terms of such Restricted Stock Award.

Section 9.2 Conditions of Restricted Stock Awards. The grant of a Restricted Stock Award shall be subject to the following:

(a) Restriction Period. Vesting of each Restricted Stock Award shall require the holder to remain in the employment of the Corporation or a Subsidiary for a prescribed period (a “Restriction Period”). The Committee shall determine the Restriction Period or Periods which shall apply to the shares of Common Stock covered by each Restricted Stock Award or portion thereof. At the end of the Restriction Period the restrictions imposed hereunder shall lapse with respect to the shares of Common Stock covered by the Restricted Stock Award or portion thereof. The Committee may, in its sole discretion, modify or accelerate the vesting of a Restricted Stock Award under such circumstances as it deems appropriate.

(b) Restrictions. The holder of a Restricted Stock Award may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of the shares of Common Stock represented by the Restricted Stock Award during the applicable Restriction Period. The Committee shall impose such other restrictions on any shares of Common Stock covered by a Restricted Stock Award as it may deem advisable including, without limitation, restrictions under applicable Federal or state securities laws, and may legend the certificates representing Restricted Stock to give appropriate notice of such restrictions.

(c) Rights as Stockholders. During any Restriction Period, the Committee may, in its discretion, grant to the holder of a Restricted Stock Award all or any of the rights of a stockholder with respect to said shares, including, but not by way of limitation, the right to vote such shares and to receive dividends. If any dividends or other distributions are paid in shares of Common Stock, all such shares shall be subject to the same restrictions on transferability as the shares of Restricted Stock with respect to which they were paid.

ARTICLE X

CASH BONUS

Section 10.1 Grant of Cash Bonus. The Committee may, from time to time, determine to award cash bonus payments to an Eligible Person based upon performance criteria established from time to time by the Committee (“Cash Bonus”). With respect to each such Eligible Person, the bonus awarded hereunder shall be determined in relation to such person’s level of responsibility in the Corporation or any Subsidiary and the competitive compensation practices of other major businesses, and such other factors as are deemed appropriate by the Committee.

Section 10.2 Conditions of Cash Bonus. An Award under this Article X shall be subject to the following terms and conditions:

(a) Amount of Fund. The Committee, in its discretion, shall determine the amount of the fund to be available for Cash Bonuses for any performance period.

(b) Bonuses and Performance Criteria. Cash Bonuses actually earned by and paid to Participants will be based primarily upon achievement of such Corporation and individual performance goals as the Committee may from time to time establish. The Committee may also set the performance period over which the goals so established are to be achieved.

(c) Payment of Bonus. Cash Bonuses awarded shall be made at such time as determined by the Committee following the close of the performance period to which such awards relate.

(d) Additional Terms and Conditions. The Committee may, by way of a written instrument or otherwise, determine such other terms, conditions, restrictions and limitations, if any, of any Cash Bonus, provided they are not inconsistent with the Plan.

ARTICLE XI

OTHER INCENTIVE AWARDS

Section 11.1 Grant of Other Incentive Awards. The Committee may, in its discretion, grant other types of awards of, or based on, Common Stock. Other Incentive Awards are limited to awards under which Common Stock is or may in the future be acquired. Such awards may include grants of debt securities convertible into or exchangeable for shares of Common Stock upon such conditions, including attainment of performance goals, as the Committee shall determine.

Section 11.2 Conditions of Other Incentive Awards. The Committee may prescribe limitations or conditions requiring forfeiture by the participant, or permitting repurchase by the Corporation, of Other Incentive Awards, and may at any time, if it determines such action to be in the best interests of the Corporation, accelerate or waive any such limitations or conditions. Each grant of an Other Incentive Award shall be evidenced by an Award Notice executed by the Corporation and the Participant, and shall contain such terms and conditions and be in such form as the Committee may from time to time approve.

Other Incentive Awards may not be sold, assigned, transferred, pledged, or encumbered except as may be provided in the Award Notice, and in no event may be transferred other than by will or by the laws of descent and distribution or be exercised, during the life of the Participant, other than by the Participant or the Participant’s guardian or legal representative.

The recipient of an Other Incentive Award will have the rights of a stockholder only to the extent, if any, specified in the Award Notice governing such Other Incentive Award.

ARTICLE XII

NON-EMPLOYEE DIRECTOR AWARDS

Shares of restricted or unrestricted Common Stock may be awarded to Non-Employee Directors at the discretion and with the approval of the Committee. Such Awards shall be granted at such time, in such number and with such restrictions as determined by the Committee. The Committee may also, in its discretion, approve other types of Awards for Non-Employee Directors that are based on the Common Stock, including stock appreciation rights, stock performance rights and other incentive awards.

Each Director Award shall be evidenced by an Award Notice executed by the Corporation and the Non-Employee Director containing the terms, conditions and restrictions of each Director Award.

ARTICLE XIII

STOCK ADJUSTMENTS

Section 13.1 Adjustment of Shares Available; Recapitalization. If the shares of Common Stock, as presently constituted, shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Corporation or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, stock split, combination of shares or otherwise), or if the number of such shares of Common Stock shall be increased through the payment of a stock dividend, or a dividend on the shares of Common Stock of rights or warrants to purchase securities of the Corporation shall be made, then there shall be substituted for or added to each share available under and subject to the Plan as provided in Article IV hereof, and each share theretofore appropriated or thereafter subject or which may become subject to Performance Share Awards, Options, SARs, Restricted Stock Awards, Other Incentive Awards, Director Shares or Director Awards under the Plan, the number and kind of shares of stock or other securities into which each outstanding share of Common Stock shall be so changed or for which each such share shall be exchanged or to which each such share shall be entitled, as the case may be. In the event there shall be any other change in the number or kind of the outstanding shares of Common Stock, or any stock or other securities into which the Common Stock shall have been changed or for which it shall have been exchanged, then if the Committee shall, in its sole discretion, determine that such change equitably requires an adjustment in the shares available under and subject to the Plan, or in any Award theretofore granted or which may be granted under the Plan, such adjustments shall be made in accordance with such determination, except that no adjustment of the number of shares of Common Stock available under the Plan or to which any Award relates that would otherwise be required shall be made unless and until such adjustment either by itself or with other adjustments not previously made would require an increase or decrease of at least 1% in the number of shares of Common Stock available under the Plan or to which any Award relates immediately prior to the making of such adjustment (the “Minimum Adjustment”). Any adjustment representing a change of less than such minimum amount shall be carried forward and made as soon as such adjustment together with other adjustments required by this Section 13.1 and not previously made would result in a Minimum Adjustment. Notwithstanding the foregoing, any adjustment required by this Section 13.1 which otherwise would not result in a Minimum Adjustment shall be made with respect to shares of Common Stock relating to any Award immediately prior to exercise, payment or settlement of such Award.

No fractional shares of Common Stock or units of other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share.

ARTICLE XIV

GENERAL

Section 14.1 Amendment or Termination of Plan. The Board may suspend or terminate the Plan at any time. In addition, the Board may, from time to time, amend the Plan in any manner, provided, however, that any amendment to the Plan shall require approval of the stockholders of the Corporation if, in the opinion of counsel to the Corporation, such approval is required by any section of the Exchange Act, any other Federal or state law or any regulations or rules promulgated thereunder or the rules of Nasdaq (or such other exchange on which the Common Stock is traded).

Section 14.2 Dividends and Dividend Equivalents. If an Award is granted in the form of a Performance Share Award, Restricted Stock, or an Option, the Committee may choose, at the time of the grant of such award or any time thereafter up to the time of payment of such Award, to include as part of such Award an entitlement to receive dividends or dividend equivalents subject to such terms, conditions, restrictions, and limitations, if any, as the Committee may establish. Dividends and dividend equivalents granted hereunder shall be paid in such form and manner (i.e., lump sum or installments), and at such time as the Committee shall determine. All dividends or dividend equivalents which are not paid currently may, at the Committee’s discretion, accrue interest, be reinvested into additional shares of Common Stock or, in the case of dividends or dividend equivalents credited in connection with a Performance Share Award, be credited as additional Performance Shares and paid to the Participant if and when, and to the extent that, payment is made pursuant to such Performance Share Award.

Section 14.3 Termination of Employment. If a Participant’s employment with the Corporation or a Subsidiary terminates for a reason other than death, disability, retirement, or any approved reason, all unexercised, unearned, or unpaid Awards, including, but not by way of limitation, Awards earned, but not yet paid, all unpaid dividends and dividend equivalents, and all interest accrued on the foregoing shall be canceled or forfeited, as the case may be, unless the Participant’s Award Notice provides otherwise. The Committee shall have the authority to promulgate rules and regulations to (i) determine what events constitute disability, retirement, or termination for an approved reason for purposes of the Plan, and (ii) determine the treatment of a Participant under the Plan in the event of his or her death, disability, retirement, or termination for an approved reason. Such rules and regulations may include, without limitation, the method, if any, for prorating a Performance Share Award, accelerating the vesting of any Options or Restricted Stock Award, or providing for the exercise of any unexercised Options or SARs in the event of a Participant’s death, disability, retirement, or termination for an approved reason.

Section 14.4 Nonassignability. No Awards shall be subject in any manner to alienation, anticipation, sale, transfer, assignment, pledge, or encumbrance, except for transfers by will or the laws of descent and distribution or pursuant to a qualified domestic relations order; provided, however, that Awards (other than Incentive Stock Options) may, if permitted by the Committee, be transferred to one or more transferees during the lifetime of the Participant in connection with the Participant’s estate or tax planning, and such transferees may exercise rights thereunder in accordance with the terms thereof, but only if and to the extent consistent with the registration of the offer and sale of Common Stock on Form S-8, Form S-3, or such other registration form of the Securities and Exchange Commission, if applicable, as may then be filed and effective with respect to the Plan. Any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of, or to subject to execution, attachment or similar process, any Award contrary to the provisions hereof, shall be void and ineffective, shall give no right to any purported transferee, and may, at the sole discretion of the Committee, result in forfeiture of the Award involved in such attempt.

Section 14.5 Withholding Taxes. The Corporation shall be entitled to deduct from any payment under the Plan, regardless of the form of such payment, the amount of all applicable income and employment taxes required by law to be withheld with respect to such payment or may require the Participant to pay to it such tax prior to and as a condition of the making of such payment. In accordance with any applicable administrative guidelines it establishes, the Committee may allow a Participant to pay the minimum amount of taxes required by law to be withheld from an Award by withholding from any payment of Common Stock due as a result of such Award, or by permitting the Participant to deliver to the Corporation, shares of Common Stock, having a Fair Market Value, on the date of payment, equal to the minimum amount of such required withholding taxes determined on the date that the amount of tax to be withheld is to be determined; provided, however, that in the event the Participant is, or within the preceding six months has been an Insider Participant, such an election may not be made within six months of the date the Award is granted (unless death or disability of the Participant occurs prior to the expiration of such six month period).

Section 14.6 Change of Control. Awards granted under the Plan to any Participant may, in the discretion of the Committee, provide that (a) such Awards shall be immediately vested, fully earned, exercisable, and, in the case of Options, converted into SARs, as appropriate, upon a Change of Control Event, and (b) the Corporation shall make full payment to each such Participant with respect to any Performance Share Award, Cash Bonus or Other Incentive Award, deliver certificates to such Participant with respect to each Restricted Stock

Award, and permit the exercise of Options or SARs, respectively, granted hereunder to such Participant.

Section 14.7 Forfeiture. If the employment or directorship of a Participant is terminated on account of any act of fraud, intentional misrepresentation, embezzlement, misappropriation, or conversion of assets or opportunities of the Corporation or any of its Subsidiaries, any Award granted hereunder, whether and regardless of the extent to which such Award is vested, earned or exercisable, shall automatically terminate as of the date of termination of such employment or directorship.

Section 14.8 Amendments to Awards. Subject to the restriction on changing or “re-pricing” the exercise price as provided in Section 6.2(a) above, the Committee may at any time unilaterally amend the terms of any Award Notice for any Award, whether or not presently exercisable, earned, paid or vested, to the extent it deems appropriate; provided, however, that any such amendment which is adverse to the Participant shall require the Participant’s consent.

Section 14.9 Regulatory Approval and Listings. As soon as practicable following the date on which the Corporation becomes subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Corporation shall use its best efforts to file with the Securities and Exchange Commission, and keep continuously effective and usable, a Registration Statement on Form S-8 with respect to shares of Common Stock subject to Awards hereunder. Notwithstanding anything contained in the Plan to the contrary, the Corporation shall have no obligation to issue or deliver certificates representing shares of Common Stock evidencing Restricted Stock Awards or any other Award relating to shares of Common Stock prior to:

(a) the obtaining of any approval from, or satisfaction of any waiting period or other condition imposed by, any governmental agency which the Committee shall, in its sole discretion, determine to be necessary or advisable, and

(b) the completion of any registration or other qualification of said shares under any state or Federal law or ruling of any governmental body which the Committee shall, in its sole discretion, determine to be necessary or advisable.

Section 14.10 Right to Continued Employment or other Relationship. Participation in the Plan shall not give any Eligible Person any right to remain in the employ or to continue as a consultant or director of, or maintain any other relationship with, the Corporation or any Subsidiary. The Corporation or, in the case of a Subsidiary, the Subsidiary, reserves the right to terminate any Eligible Person at any time. Further, the adoption of the Plan shall not be deemed to give any Eligible Person or any other individual any right to be selected as a Participant or to be granted an Award.

Section 14.11 Beneficiaries. Each Participant shall file with the Corporation a written designation of one or more persons as the beneficiary (the “Beneficiary”) who shall be entitled to receive the amount, if any, payable under the Plan upon his death. A Participant may, from time to time, revoke or change his Beneficiary designation without the consent of any prior Beneficiary by filing a new designation with the Corporation. The last such designation received by the Corporation shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Corporation prior to the Participant’s death, and in no event shall be effective as of a date prior to such receipt.

If such Beneficiary designation is not in effect at the time of a Participant’s death, or if no designated Beneficiary survives the Participant, or such designation conflicts with law, the payment of the amount, if any, payable under the Plan upon his death shall be made to the Participant’s estate. If the Corporation is in doubt as to the right of any person to receive such amount, the Corporation may retain such amount, without liability or any interest thereon, until the rights thereon are determined, or the Corporation may pay such amount into any court of appropriate jurisdiction and such payment shall be a complete discharge of the liability of the Plan, the Corporation and the Committee therefor.

Section 14.12 Indemnification. Each person who is or shall have been a member of the Committee or of the Board shall be indemnified and held harmless by the Corporation against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act under the Plan and against and from any and all amounts paid by such person in satisfaction of judgment in any such action, suit, or proceeding against such person. He or she shall give the Corporation an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Corporation’s Articles or Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Corporation may have to indemnify or hold harmless any such person.

Section 14.13 Reliance on Reports. Each member of the Committee and each member of the Board shall be fully justified in relying or acting in good faith upon any report made by the independent public accountants of the Corporation and its Subsidiaries and upon any other information furnished in connection with the Plan by any person or persons other than himself. In no event shall any person who is or shall have been a member of the Committee or of the Board be liable for any determination made or other action taken or any omission to act in reliance upon any such report or information or for any action taken, including the furnishing of information, or failure to act, if in good faith.

Section 14.14 Relationship to Other Benefits. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Corporation or any Subsidiary.

Section 14.15 Expenses. The expenses of administering the Plan shall be borne by the Corporation subject to such allocation to its Subsidiaries as it deems appropriate.

Section 14.16 Construction. Masculine pronouns and other words of masculine gender shall refer to both men and women. The titles and headings of the sections in the Plan are for the convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

Section 14.17 Governing Law. The Plan shall be governed by and construed in accordance with the laws of the State of Kansas except as superseded by applicable Federal law.

Section 14.18 Legal Compliance. It is the intent of the Corporation that the Plan comply in all respects with applicable provisions of Rule 16b-3 and the Sarbanes-Oxley Act of 2002 in connection with any grant of Awards to or other transaction by an Insider Participant. Accordingly, if, at such time, any provision of the Plan or any Award Notice relating to an Award does not comply with the requirements of Rule 16b-3 or the Sarbanes-Oxley Act of 2002 as then applicable to any such transaction, such provision will be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 or the Sarbanes-Oxley Act of 2002.

Section 14.19 Awards Subject to Code Section 162(m).

(a) Performance Based Awards. Any Award to an Eligible Person who is a “covered employee” within the meaning of Code Section 162(m), the exercisability or settlement of which is subject to the achievement of performance goals, shall qualify as “qualified performance-based compensation” within the meaning of Code Section 162(m) and regulations thereunder. The performance goals for such an Award shall consist of one or more of the business criteria set forth in paragraph (b), below, and a targeted level or levels of performance with respect to such criteria, as specified by the Committee in writing prior to (or, in the event the applicable performance period is one year, within 90 days after commencement of) the applicable performance period. Performance goals shall be objective and shall otherwise meet the requirements of Section 162(m)(4)(C) of the Code and regulations thereunder. Performance goals may differ for such Awards to different Eligible Persons. The Committee shall specify the weighting to be given to each performance goal for purposes of determining the final amount payable with respect to any such Award or with respect to different Awards to the same Eligible Employee. The Committee may, in its discretion, reduce the amount of a payout otherwise to be made in connection with such an Award, but may not exercise discretion to increase such amount. All determinations by the Committee as to the achievement of performance goals shall be certified in writing prior to payment under the Plan, in the form of minutes of a meeting of the Committee or otherwise.

(b) Business Criteria. Unless and until the Committee proposes for stockholder approval and the Company’s stockholders approve a change in the general business criteria set forth in this Section, the attainment of which may determine the amount or vesting with respect to Awards, the business criteria to be used for purposes of establishing performance goals for such Awards shall be selected from among the following alternatives, each of which may be based on absolute standards or peer industry group comparatives and may be applied at various organizational levels (e.g., corporate, business unit, division):

(i)	Total stockholder return
(ii)	Stock price increase
(iii)	Return on equity
(iv)	Return on capital

(v)	Cash flow, including operating cash flows, free cash flow, discounted cash flow return on investment, and cash flow in excess of cost of capital
(vi)	Economic value added
(vii)	Market share
(viii)	Client/associate satisfaction as measured by survey instruments
(ix)	Earnings per share
(x)	Revenue levels
(xi)	Personal performance
(xii)	Productivity measures
(xiii)	Diversification of business opportunities
(xiv)	Price to earnings ratio
(xv)	Expense ratios
(xvi)	Total expenditures
(xvii)	Completion of key projects
(xviii)	Employee retention

(c) In the event that Code Section 162(m) or applicable tax or securities laws change to permit Committee discretion to alter the governing performance measures without disclosing to stockholders and obtaining stockholder approval of such changes and without thereby exposing the Corporation to potentially adverse tax or other legal consequences, the Committee shall have sole discretion to make such changes without obtaining stockholder approval

Section 14.20 Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor any provision of the Plan will be construed as creating any limitations on the power of the Board or the Committee to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock options and bonuses otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.